UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2024

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd. Suite 250
Winston-Salem, North Carolina		27103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7029

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2024, the Board of Directors (the “Board”) of ProKidney Corp. (the “Company”) approved, following the recommendation of the Compensation Committee of the Board, the grant of a supplemental equity award (the “Supplemental Equity Award”) to certain employees of the Company, including our Chief Legal Officer, Todd Girolamo, in order to continue to incentivize and retain employees. Each Supplemental Equity Award will be granted on March 1, 2024 (the “Grant Date”) under the Company’s 2022 Incentive Equity Plan. On the Grant Date, Mr. Girolamo will receive a stock option to purchase 234,742 Class A ordinary shares of the Company at an exercise price equal to the fair market value of the Company’s Class A ordinary shares on the Grant Date, which will vest as to 50% of the shares on March 1, 2025, and the remainder in equal monthly installments over the following 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date:	February 12, 2024	By:	/s/ Bruce Culleton
Bruce Culleton Chief Executive Officer